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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: October 31, 2007 Estimated average burden hours per response.........38.0

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 20, 2006

Maidenform Brands, Inc. (Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

154 Avenue E Bayonne, NJ 07002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(201) 436-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 20, 2006, Maidenform Brands, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and certain selling stockholders named therein (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders will sell 4,000,000 shares of the Company’s common stock, $0.01 par value per share, at a price per share of $19.90. The Company will not receive any proceeds from this sale by the Selling Stockholders.

A copy of the form of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:

1.1	Underwriting Agreement, dated November 20, 2006, by and among the Company, Credit Suisse Securities (USA) LLC, and the selling stockholders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: November 22, 2006	By:	/s/ Steven N. Masket
Name: Steven N. Masket
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit

1.1	Underwriting Agreement, dated November 20, 2006, by and among the Company, Credit Suisse Securities (USA) LLC, and the selling stockholders named therein.